UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/15/2010

Newell Rubbermaid Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9608

Delaware	36-3514169
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Three Glenlake Parkway
Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

770-418-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On June 15, 2010, Newell Rubbermaid Inc. (the "Company") determined to execute a program to simplify and centralize its European business (the "European Transformation Plan"). The European Transformation Plan includes initiatives designed to transform the European organizational structure and processes to centralize certain operating activities, improve performance, and to contribute to a more efficient and cost effective implementation of an enterprise resource planning program in Europe.

The European Transformation Plan should be completed by mid-year 2012 and is expected to result in cumulative restructuring charges totaling between $40 million and $45 million, substantially all of which are employee-related cash costs, including severance, retirement, and other termination benefits and relocation costs.   The Company also expects to incur an additional $50 million to $55 million of selling, general and administrative expenses to implement the European Transformation Plan, of which approximately $15 million are expected to be incurred in 2010.   The Company expects to realize annual savings of $50 million to $60 million (net of tax) upon completion of the implementation of the European Transformation Plan.

Item 7.01.    Regulation FD Disclosure

A copy of the press release issued by the Company on June 17, 2010, announcing the European Transformation Plan is attached hereto as Exhibit 99.1.

The press release contains a non-GAAP financial measure. For purposes of Securities and Exchange Commission Regulation G, a "non-GAAP financial measure" is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. Pursuant to the requirements of Regulation G, the Company has provided, as a part of the press release, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

The Company's management believes that normalized earnings per share, which excludes restructuring charges and one-time events such as tax benefits and certain other items, is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Another purpose for which the Company uses normalized earnings per share is as a performance goal to help determine the amount, if any, of cash bonuses for corporate management and other employees under the Company's management cash bonus plan.

While the Company believes that this non-GAAP financial measure is useful in evaluating the Company's performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, this non-GAAP financial measure may differ from similar measures presented by other companies.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1        Press Release issued by the Company on June 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Rubbermaid Inc.

Date: June 17, 2010	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release issued by the Company on June 17, 2010